Exhibit 99.1

FORMULA FOR DETERMINING 2010 TARGET PERFORMANCE SHARE UNIT

AWARDS TO BE ISSUED TO NAMED EXECUTIVE OFFICERS

The target number of performance share units to be issued to each Named Executive Officer listed below for 2010 will be determined in accordance with the following formula:

2010 Target Number PSU Awards	=	Base Salary as of 1/1/10	x	Long-Term Incentive Target listed below	x	.9
Average closing price of Ameren Corporation Common Stock on The New York Stock Exchange for each trading day in December 2009

NAMED EXECUTIVE OFFICER	LONG -TERM INCENTIVE TARGET AS PERCENT OF BASE SALARY

Voss	315%
Lyons	160%
Baxter	180%
Sullivan	180%
Naslund	180%